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                                                                  EXHIBIT 10-c-2


                                 APRIL 20, 1999

AMENDMENT OF 1999 LONG-TERM INCENTIVES PLAN

D. E. O'Reilly discussed the benefits to the Company of amending the 1999 Long-Term Incentives Plan to allow the grant of stock options to persons not employed by the Company.

         Upon motion duly made and seconded, the following resolution was adopted:

               RESOLVED, that the amendments to the Conexant Systems, Inc. 1999 Long-Term Incentives Plan as described in the document entitled "Memorandum of Proposed Amendments to Conexant Systems, Inc. 1999 Long-Term Incentives Plan", a copy of which was presented to, and ordered filed with the supporting records for, this meeting, be, and they hereby are, approved and adopted effective immediately.


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                                                                  EXHIBIT 10-c-2


                      MEMORANDUM OF PROPOSED AMENDMENTS TO
              CONEXANT SYSTEMS, INC. 1999 LONG-TERM INCENTIVES PLAN



         It is proposed to amend the Conexant Systems, Inc. 1999 Long-Term Incentives Plan (the "Plan") to provide for the grant of non-qualified stock option awards to prospective employees, contractors and consultants of Conexant Systems, Inc. and its subsidiaries.

         New matter is set forth in underscored italics and deleted matter is lined through.

         1. Amend Section 1 to read in its entirety as follows:

         Section 1: Purpose

         The purpose of the Plan is to provide incentive compensation to officers, executives and other employees, and prospective employees, contractors and consultants of the Corporation and its Subsidiaries; to attract and retain individuals of outstanding ability; and to align the interests of such officers, executives and other employees, and prospective employees, contractors and consultants with the interests of the Corporation's shareowners.

         2. Amend Section 2 by adding thereto a definition of "Non-Employee" after the definition of "Incentive Stock Option" as follows:

         "Non-Employee" means an individual who (1) has been extended an offer of employment with the Corporation or a Subsidiary but who has not yet accepted said offer and become an Employee or (2) performs consulting, contracting or other services for the Corporation or a Subsidiary other than in a capacity as an Employee or who has been extended an offer to perform consulting, contracting or other services for the Corporation or a Subsidiary.




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         3. Amend the definition of "Participant" in Section 2 to read in its entirety as follows:

         "Participant" means any Employee or Non-Employee who has been granted an Award pursuant to this Plan.

         4. Amend Section 3 to read in its entirety as follows:

         Section 3: Eligibility

         Persons eligible for Awards shall consist of Employees and Non-Employees who hold or are proposed to hold positions of significant responsibility with the Corporation and/or a Subsidiary or whose performance or potential contribution, in the judgment of the Committee, will benefit the future success of the Corporation and/or a Subsidiary. Notwithstanding the foregoing, only Employees will be eligible for Awards of Incentive Stock Options and/or Restricted Stock under this Plan.

         5. Amend the first sentence of Subsection 4(a) to read in its entirety as follows:

         A Non-qualified Stock Option is an Award to an Employee or Non-Employee in the form of an option to purchase a specific number of shares of Stock exercisable at such time or times, and during such specified time not to exceed ten (10) years, as the Committee may determine, at a price not less than 100% of the Fair Market Value of the Stock on the date the option is granted.

         6. Amend the first sentence of Subsection 4(b) to read in its entirety as follows:

         An Incentive Stock Option is an Award to an Employee in the form of an option to purchase a specified number of shares of Stock that complies with the requirements of Code Section 422, which option shall, subject to the following provisions, be exercisable at such time or times, and during such specified time, as the Committee may determine.


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         7. Amend the first sentence of Subsection 4(c) to read in its entirety as follows:

         Restricted Stock is an Award of Stock that is issued to an Employee subject to restrictions on transfer and such other restrictions on incidents of ownership as the Committee may determine.

         8. Amend the second sentence of Subsection 5(a) to read in its entirety as follows:

         No single Participant shall receive, in any one calendar year, Awards which, over any three-year period exceed a per-year average of (i) 500,000 stock options, whether Non-qualified Stock Options or (in the case of Employees only) Incentive Stock Options and (ii) 100,000 shares of (in the case of Employees only) Restricted Stock.

         9. Amend the first paragraph of Section 6 to read in its entirety as follows:

         Each Award under the Plan shall be evidenced by an Award Agreement. Each Award Agreement shall set forth the number of shares of Stock subject to the Award and shall include the terms set forth below and such other terms and conditions applicable to the Award, as determined by the Committee, not inconsistent with the terms of the Plan. Notwithstanding the foregoing, the provisions of subsection (b) below may be modified to the extent deemed advisable by the Committee in Award Agreements pertaining to Non-Employees providing consulting, contracting or other services to the Corporation or a Subsidiary. In the event of any conflict between an Award Agreement and this Plan, the terms of the Plan shall govern.

         10. Amend the last sentence of Subsection 8(a) to read in its entirety as follows:

         The Committee's determinations under the Plan need not be uniform and may be made by it selectively among Employees and Non-Employees who receive, or who are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.


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         11. Amend Subsection 11(e) to read in its entirety as follows:

             e. Rights of Employees and Non-Employees. Status as an eligible
                Employee or Non-Employee shall not be construed as a commitment that any Award shall be made under this Plan to such eligible Employee or Non-Employee or to eligible Employees or Non-Employees generally. Nothing contained in this Plan or in any Award Agreement shall confer upon any Employee or Non-Employee any right to continue in the employ or other service of or, in the case of prospective employees, become employed by the Corporation or a Subsidiary or constitute any contract or limit in any way the right of the Corporation or a Subsidiary to change such person's compensation or other benefits or, in the case of prospective employees, prospective compensation or benefits or to terminate the employment or other service or, in the case of prospective employees, withdraw an offer of employment of such person with or without Cause.


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